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[LINCOLN FINANCIAL GROUP LOGO]
   Lincoln Life & Annuity
   Company of New York
   P.O. Box 1337
   Syracuse, NY  13201-1337
   or call:  800-893-7168




GROUP VARIABLE
ANNUITY CONTRACT NO.:           EFFECTIVE DATE:

                    (herein referred to as "You" or "Your")


THIS CONTRACT WAS DELIVERED IN THE State of New York and is subject to the laws of that jurisdiction.

Lincoln Life & Annuity Company of New York (herein referred to as "LL&A") by this Contract agrees to provide benefits for Participants in accordance with the terms and conditions of the Contract. The entire Contract consists of the provisions on the following pages, including any amendments, schedules, or endorsements.

This Contract is issued in consideration of the payment of contributions provided for herein, and your Application, a copy of which is attached hereto when issued.

IN WITNESS HEREOF, LL&A has issued this Contract at Syracuse, New York on this _____ day of _________________, 19__, and caused this Contract to be in full force as of its Effective Date as set forth above.


/s/ Kathleen A. Gorman                 /s/ Joanne B. Collins
------------------------------         ------------------------
    Assistant Secretary                    President

THE ANNUAL MORTALITY AND EXPENSE RISK CHARGE UNDER THIS CONTRACT IS 1.00% AND THE ASSUMED INTEREST RATE FOR A VARIABLE ANNUITY WILL RANGE FROM 0% TO 6%. SEE SECTIONS 5.5 AND 9.3 FOR FURTHER INFORMATION.


Non-Participating

PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.


Form No.:  GAC 96-101 (NY)
                                       1
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                               TABLE OF CONTENTS

I.   CONTRACT SPECIFICATIONS
     1.1   Minimum Contribution Amount
     1.2   Separate Account
     1.3   Divisions Available Under This Contract
     1.4   Limitations On Transfers During The Accumulation Period
     1.5   Annual Administration Charge
     1.6   Annual Mortality and Expense Risk Charge
     1.7   Plan Name
     1.8   Employer
     1.9   Systematic Withdrawal Set-up Charge
     1.10  Pending Allocation Account

II.  DEFINITIONS
     2.1   Accumulation Unit
     2.2   Accumulation Unit Value
     2.3   Accumulation Period
     2.4   Annuitant
     2.5   Annuity Commencement Date
     2.6   Annuity Conversion Amount
     2.7   Annuity Conversion Factor
     2.8   Annuity Payment Calculation Date
     2.9   Annuity Period
     2.10  Annuity Unit
     2.11  Annuity Unit Value
     2.12  Beneficiary
     2.13  Business Day
     2.14  Certificate
     2.15  Contributions
     2.16  Division(s)
     2.17  LL&A
     2.18  General Account
     2.19  Gross Withdrawal Amount
     2.20  Guaranteed Annuity
     2.21  Guaranteed Interest Division
     2.22  Net Withdrawal Amount
     2.23  Participant
     2.24  Participant's Account
     2.25  Participation Anniversary
     2.26  Pending Allocation Account
     2.27  Participation Date
     2.28  Participation Year
     2.29  Plan
     2.30  Separate Account
     2.31  Sub-Account
     2.32  Valuation Date
     2.33  Valuation Period


Form No.:  GAC 96-101 (NY)
                                       2
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     2.34  Variable Annuity
     2.35  Variable Investment Division
     2.36  You or Your

III. CONTRIBUTIONS
     3.1   Initial Contribution
     3.2   Allocation of Contributions
     3.3   Payment of Subsequent Contributions
     3.4   Characterization of Transfer Contributions
     3.5   Maximum Contribution
     3.6   Valuation
     3.7   Annual Administration Charge
     3.8   Unallocated Contributions

IV.  GUARANTEED INTEREST DIVISION
     4.1   Participant's Account Balance in Guaranteed Interest Division
     4.2   Interest

V.   VARIABLE INVESTMENT DIVISION
     5.1   Participant's Account Balance in Variable Investment Division
     5.2   Accumulation Units
     5.3   Accumulation Unit Value
     5.4   Net Investment Factor
     5.5   Mortality and Expense Risk Charge

VI.  TRANSFERS BETWEEN DIVISIONS AND SUB-ACCOUNTS
     6.1   Transfers During Accumulation Period
     6.2   Transfers During Annuity Period

VII. WITHDRAWALS AND DISTRIBUTIONS
     7.1   Withdrawals During the Accumulation Period
     7.2   Total Withdrawals
     7.3   Partial Withdrawals
     7.4   Withdrawal Requirements for Section 403(b) Plans
     7.5   Minimum Distribution Requirements for Section 403(b) Plans
     7.6   Limitations on Withdrawals from the Guaranteed Interest Division
     7.7   Systematic Withdrawal Option
     7.8   Deferred Rollover Option

VIII.   DEATH BENEFITS
     8.1   Death Benefit During the Accumulation Period
     8.2   Notification of Death
     8.3   Payment of Death Benefit
     8.4   Death During the Annuity Period


Form No.:  GAC 96-101 (NY)
                                       3
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IX.  ANNUITIES
     9.1    Election of Annuity Option
     9.2    Guaranteed Annuity
     9.3    Variable Annuity
     9.4    Basis of Annuity Conversion Factors
     9.5    Annuity Options
     9.6    Retired Life Certificate

X.   LOANS
     10.1   General
     10.2   Restrictions on Loan Amount
     10.3   Minimum Loan Amount
     10.4   Number of Loans Outstanding
     10.5   Loan Interest Rate
     10.6   Effect of Loan on Participant's Account
     10.7   Default in Loan Repayment
     10.8   Loan Foreclosure
     10.9   Deferral Periods

XI.  DISCONTINUANCE AND TERMINATION OF CONTRACT
     11.1   Contract Discontinuance By Contractholder
     11.2   Contract Discontinuance By LL&A
     11.3   Effect of Discontinuance
     11.4   Contract Termination

XII. GENERAL PROVISIONS
     12.1   Contract
     12.2   Deactivation
     12.3   Contract Amendments
     12.4   Contract Interpretation
     12.5   Information, Reports and Determinations
     12.6   Misstatements
     12.7   Assignment
     12.8   Market Emergencies
     12.9   Deferral Periods
     12.10  Deductions for Premium Taxes
     12.11  Facility of Payment
     12.12  Evidence of Survival
     12.13  Non-Waiver
     12.14  Receipt of Notice
     12.15  Separability of Provisions
     12.16  The Separate Account
     12.17  Payment of Benefits
     12.18  Free-Look Period


Form No.:  GAC 96-101 (NY)
                                       4
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                      ARTICLE I - CONTRACT SPECIFICATIONS

1.1 MINIMUM CONTRIBUTION AMOUNT: Your minimum annual Contribution on behalf of all Participants under this Contract shall be twenty thousand dollars ($20,000). This minimum figure is for aggregate annual Contributions, not for each Participant.

1.2  SEPARATE ACCOUNT:  VA-L

1.3  DIVISIONS AVAILABLE UNDER THIS CONTRACT:

     A. Guaranteed Interest Division

     B. Variable Investment Division:
        Asset Manager Account (Fidelity's VIPF II: Asset Manager Portfolio) Balanced Account (American Century Variable Portfolios, Inc.: VP Balanced)
        Growth I Account (Fidelity's VIPF: Growth Portfolio)
        Index Account (Dreyfus Life and Annuity Index Fund, Inc.)
        International Stock Account (T. Rowe Price International Series, Inc.) Equity-Income Account (Fidelity's VIPF: Equity-Income Portfolio)
        Small Cap Account (Dreyfus Variable Investment Fund: Small Cap
        Portfolio)
        Global Growth Account (Janus Aspen Series, Worldwide Growth Portfolio) Mid Cap Value Account (Neuberger & Berman AMT Partners Portfolio)
        Mid Cap Growth I Account (Lincoln National Aggressive Growth Fund, Inc.) Social Awareness Account (Lincoln National Social Awareness Fund, Inc.) Small Cap Growth Account (Baron Capital Asset Fund)


1.4  LIMITATIONS ON TRANSFERS AND WITHDRAWALS DURING THE ACCUMULATION PERIOD:

     Unlimited transfer requests may be made between Sub-Accounts by a Participant each calendar year.

     During any one (1) calendar year, a Participant may make one (1) transfer from the Guaranteed Interest Division to the Variable Investment Division, or one (1) withdrawal from the Guaranteed Interest Division in an amount not to exceed twenty percent (20%) of the Participant's Account balance in the Guaranteed Interest Division.

1.5  ANNUAL ADMINISTRATION CHARGE:

     Twenty-five dollars ($25) per Participant

     Twenty-five dollars ($25) per Participant who allocates a contribution, during the year ending on a Participation Anniversary, to any one (1) or more of the Sub-Accounts established in the Variable Investment Division.


Form No.: GAC 96-101 (NY)              5

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1.6  ANNUAL MORTALITY AND EXPENSE RISK CHARGE APPLICABLE TO VARIABLE INVESTMENT
     DIVISION: Annual rate of one percent (1.00%).

1.7  PLAN NAME:

1.8  EMPLOYER:

1.9 SYSTEMATIC WITHDRAWAL SET-UP CHARGE: Thirty dollars ($30). If the total Account balance is twenty-five thousand dollars ($25,000) or greater, such amount will be waived.

1.10 PENDING ALLOCATION ACCOUNT: An account established under the Variable Investment Division that invests unallocated contributions in shares of a money market mutual fund. LL&A life does not guarantee the principal amount or investment results.


Form No.: GAC 96-101 (NY)              6

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                           ARTICLE II - DEFINITIONS

2.1 ACCUMULATION UNIT: An accounting unit of measure used to record amounts of increases to, decreases from and accumulations in each Sub-Account during the Accumulation Period.

2.2 ACCUMULATION UNIT VALUE: The dollar value of an Accumulation Unit in each Sub-Account on any Valuation Date.

2.3 ACCUMULATION PERIOD: The period commencing on a Participant's Participation Date and terminating when the Participant's Account balance is reduced to zero, either through withdrawal(s), conversion to an annuity, imposition of charges, payment of a Death Benefit or a combination thereof.

2.4 ANNUITANT: The person receiving annuity payments under the terms of this Contract.

2.5 ANNUITY COMMENCEMENT DATE: The date on which LL&A makes the first annuity payment to the Annuitant as required by the Retired Life Certificate. This date, as well as the date each subsequent annuity payment is made, will be the first day of a calendar month.

2.6 ANNUITY CONVERSION AMOUNT: The amount of a Participant's Account applied toward the purchase of an Annuity.

2.7 ANNUITY CONVERSION FACTOR: The factor applied to the Annuity Conversion Amount in determining the dollar amount of an annuitant's annuity payments for Guaranteed Annuities or the initial payment for Variable Annuities.

2.8 ANNUITY PAYMENT CALCULATION DATE: For Guaranteed Annuities, this is the first day of a calendar month. For Variable Annuities, this is the Valuation Date ten (10) business days prior to the first day of a calendar month.

2.9 ANNUITY PERIOD: The period concurrent with or following the Accumulation Period, during which an Annuitant's annuity payments are made.

2.10 ANNUITY UNIT: An accounting unit of measure that is used in calculating the amounts of annuity payments to be made from each Sub-Account during the Annuity Period.

2.11 ANNUITY UNIT VALUE: The dollar value of an Annuity Unit in each Sub-Account on any Valuation Date.

2.12 BENEFICIARY: The person(s) designated to receive a Participant's Account balance in the event of the Participant's death during the Accumulation Period or the person(s) designated to receive any applicable remainder of an annuity in the event of the Annuitant's death during the Annuity Period.

2.13 BUSINESS DAY: A day on which LL&A and the New York Stock Exchange are


Form No.: GAC 96-101 (NY)              7

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     customarily open for business.

2.14 CERTIFICATE: An Active Life Certificate is issued to each Participant outlining the basic provisions of the Contract. A Retired Life Certificate is issued to each Annuitant outlining the basic provisions of his Annuity.

2.15 CONTRIBUTIONS: All amounts deposited by You or the Participant under this Contract including any amount transferred from another contract.

2.16 DIVISION(S): The Guaranteed Interest Division and/or the Variable Investment Division named in Section 1.3.

2.17 LL&A: Lincoln Life & Annuity Company of New York, at its Home Office in Syracuse, New York.

2.18 GENERAL ACCOUNT: All assets of LL&A other than those in the Separate Account specified in Section 1.2 or any other separate account.

2.19 GROSS WITHDRAWAL AMOUNT: The amount by which a Participant's Account is reduced when a withdrawal occurs, including any applicable Annual Administration Charge.

2.20 GUARANTEED ANNUITY: An annuity for which LL&A guarantees the amount of each payment as long as the annuity is payable.

2.21 GUARANTEED INTEREST DIVISION: The Division maintained by LL&A for this and other contracts for which LL&A guarantees the principal amount and interest credited thereto, subject to any fees and charges as set forth in this Contract. Amounts allocated to the Guaranteed Interest Division are part of the General Account.

2.22 NET WITHDRAWAL AMOUNT: The amount paid to a Participant when a withdrawal occurs.

2.23 PARTICIPANT: A person who has enrolled under this Contract and maintains a Participant's Account.

2.24 PARTICIPANT'S ACCOUNT: An account maintained for a Participant during the Accumulation Period, the total balance of which equals the Participant's Account balance in the Variable Investment Division plus the Participant's Account balance in the Guaranteed Interest Division.

2.25 PARTICIPATION ANNIVERSARY: For each Participant, a date at one year intervals from that Participant's Participation Date. If an anniversary occurs on a non-Business Day, it is treated as occurring on the next Business Day.

2.26 PARTICIPATION DATE: A date assigned to each Participant corresponding to the date on which the first Contribution on behalf of that Participant under this Contract is received by LL&A. A Participant will receive a new Participation Date if such Participant makes a


Form No.: GAC 96-101 (NY)              8

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     Total Withdrawal as defined in Section 7.2, and Contributions on behalf of the Participant are resumed under any Contract.

2.27 PENDING ALLOCATION ACCOUNT: An account established under the Variable Investment Division that invests unallocated contributions in shares of a money market mutual fund. LL&A does not guarantee the principal amount or investment results.

2.28 PLAN: The Plan named in Section 1.8 which qualifies for federal tax benefits under Section 403(b) of the Internal Revenue Code of 1986 and under which this Contract is authorized.

2.29 PARTICIPATION YEAR: A period beginning with one Participation Anniversary and ending the day before the next Participation Anniversary, except for the first Participation Year which begins with the Participation Date.

2.30 SEPARATE ACCOUNT: The VA-L Separate Account is a group of assets segregated from LL&A's General Account whose income, gains and losses, realized or unrealized, are credited to or charged against the Separate Account without regard to other income, gains or losses of LL&A. Additional information is provided in Section 12.15.

2.31 SUB-ACCOUNT(S): An account established in the Variable Investment Division which invests in shares of a corresponding mutual fund.

2.32 VALUATION DATE: A Business Day. Accumulation and Annuity Units are computed on each Valuation Date as of the close of trading on the New York Stock Exchange.

2.33 VALUATION PERIOD: A period used in measuring the investment experience of each Sub-Account. The Valuation Period begins at the close of trading on the New York Stock Exchange on one Valuation Date and ends at the corresponding time on the next Valuation Date.

2.34 VARIABLE ANNUITY: An annuity with payments that increase or decrease in accordance with the investment results of the selected Sub-Account(s).

2.35 VARIABLE INVESTMENT DIVISION: The Division specified in Section 1.3 which is maintained by LL&A for this and other Section 403(b) LL&A contracts for which LL&A does not guarantee the principal amount or investment results. Amounts allocated to the Variable Investment Division are part of the Separate Account.

2.36 YOU or YOUR: The Contractholder named on the face page of this Contract.


Form No.: GAC 96-101 (NY)              9

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                          ARTICLE III - CONTRIBUTIONS

3.1 INITIAL CONTRIBUTION: The initial Contribution for a Participant will be credited to the Participant's Account no later than two Business Days after it is received by LL&A if it is preceded or accompanied by a completed enrollment form containing all the information necessary for processing the Participant's Contribution.

3.2 ALLOCATION OF CONTRIBUTIONS: Participant Contributions will be allocated to the Divisions and Sub-Accounts according to the percentages requested by the Participant. The percentages must be whole numbers and may be changed on an unlimited basis. You or the Participant shall notify LL&A in a form acceptable to LL&A of such changes. Upon receipt by LL&A, the change will be effective for all Contributions received concurrently with the allocation change form and for all future Contributions.

3.3 PAYMENT OF SUBSEQUENT CONTRIBUTIONS: You shall forward Contributions to LL&A specifying the amount being contributed on behalf of each Participant. You shall forward such Contributions and provide such allocation information in accordance with procedures established by LL&A. The Contributions shall be allocated among the Guaranteed Interest Division and each Sub-Account in accordance with the percentage information provided by the Participant subject to the terms of the Plan.

3.4 CHARACTERIZATION OF TRANSFER CONTRIBUTIONS: For all Contributions transferred from another Contract, LL&A must be provided with the following information in a form acceptable to LL&A:

     (a) The source of the Contributions transferred (e.g. salary reduction, employer match or post-tax Contributions). LL&A will record all such transferred amounts where no source information is provided as salary reduction Contributions.

     (b) Identification of Contributions transferred as Contributions made or earnings credited:

          (i) prior to January 1, 1987;
          (ii) during 1987 and 1988; or
          (iii) subsequent to December 31, 1988.

          Amounts not so identified will be treated as attributable to period
     (iii) for purposes of Sections 7.4 and 7.5.

3.5 MAXIMUM CONTRIBUTION: Total and overall limitations on Contributions in a calendar year for a Participant are subject to the limits imposed under Sections 402(g), 403(b) and 415 of the Internal Revenue Code of 1986 (the
     Code), as it may be amended from time to time. LL&A assumes no responsibility for monitoring these limits for a Participant.

3.6 VALUATION: A Guaranteed Interest Division Contribution will be allocated as of the Business Day that LL&A receives the Contribution and LL&A will credit interest


Form No.: GAC 96-101 (NY)             10

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     beginning with the next calendar day following the Business Day that LL&A receives the Contribution.

     For a Variable Investment Division Sub-Account Contribution, LL&A will credit a Participant's Account with the number of Accumulation Units for each Sub-Account selected by the Participant with the number of Accumulation Units equal to the Contribution Amount divided by the Accumulation Unit Value which is next computed following LL&A's receipt of the Contribution.

3.7  ANNUAL ADMINISTRATION CHARGE: LL&A will deduct the amount stated in Section
     1.5 from each Participant's Account each year on the last Business Day of the month in which his Participation Anniversary occurs unless the Contractholder pays the charge in a single payment. If the Participant's Account balance is less than this amount on that day, LL&A will deduct the entire balance from his Account.

     When a Total Withdrawal of a Participant's Account, as defined in Section 7.2, occurs on a date other than the last Business Day of the month in which his Participation Anniversary occurs, LL&A will first deduct the amount stated in Section 1.5 from his Participant's Account.

     ANNUAL ADMINISTRATION CHARGE: LL&A will deduct the amount stated in Section
     1.5 on a pro-rata basis from the Participant's Variable Investment Division Account balance each year on the last Business Day of the month in which his Participation Anniversary occurs unless the Contractholder pays the charge in a single payment. If the Participant's Variable Investment Division Account balance is less than this amount on that day, LL&A will deduct the entire balance from his Variable Investment Division Account.

     When a Participant requests, on a date other than the last Business Day of the month in which his Participation Anniversary occurs,

          (a)  a withdrawal, or
          (b)  a transfer,

     from the Variable Investment Division, which would leave a remaining balance of less than the Annual Administration Charge defined in Section 1.5, LL&A will first deduct the amount stated in Section 1.5 from the Participant's Variable Investment Division Account balance prior to the Withdrawal or Transfer.

3.8 UNALLOCATED CONTRIBUTION: If a properly completed enrollment form has not been received for a Participant, LL&A will deposit such Contributions to the Pending Allocation Account as described in ARTICLE II - DEFINITIONS, unless such Contributions are designated to another Account in accordance with the Plan.

     LL&A will follow up with the Contractholder monthly for a period of ninety
     (90) days for enrollment information for Participants with deposits in the Pending Allocation Account.

     Within two (2) business days of receipt of a completed enrollment form, the Participant's Account balance in the Pending Allocation Account will be transferred to the Divisions


Form No.: GAC 96-101 (NY)             11

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     and/or Sub-Accounts according to the percentages requested by the
     Participant. When the completed enrollment form is received, the Participation Date will be the date on which the first Contribution on behalf of the Participant was deposited into the Pending Allocation Account.

     If an enrollment form is not received after the ninety (90) day notice, a Participant's Account balance in the Pending Allocation Account will be refunded to the Contractholder within one hundred five (105) days of the date of the initial Contribution. Contributions received after a refund while there is still no allocation information, will be deposited to the Pending Allocation Account.

     The Pending Allocation Account will only be used for the purpose mentioned above; Participants may not direct a portion of their Contributions to this Account. Contributions deposited in the Pending Allocation Account will not be afforded the same rights as Contributions under this Contract. The following Articles and/or Sections under this Contract will not be applicable: (i) Section 3.7 ANNUAL ADMINISTRATION CHARGE, (ii) ARTICLE VI - TRANSFERS BETWEEN DIVISION AND SUB-ACCOUNTS, (iii) ARTICLE VII - WITHDRAWALS AND DISTRIBUTIONS, (iv) ARTICLE IX - PAYOUT ANNUITIES, and (v)
     ARTICLE X - LOANS.


Form No.: GAC 96-101 (NY)             12

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                   ARTICLE IV - GUARANTEED INTEREST DIVISION

4.1 PARTICIPANT'S ACCOUNT BALANCE IN GUARANTEED INTEREST DIVISION: The dollar value of a Participant's Account balance in the Guaranteed Interest Division as of a date will be equal to the sum of:

     (a) Contributions allocated, on behalf of the Participant, to the Guaranteed Interest Division on or prior to that date, and

     (b) Amounts transferred, on behalf of the Participant, to the Guaranteed Interest Division from the Variable Investment Division on or prior to that date, less any;

     (c) Gross Withdrawal Amounts from the Guaranteed Interest Division, on behalf of the Participant, on or prior to that date; and

     (d) Amounts transferred, on behalf of the Participant, to the Variable Investment Division on or prior to that date; and

     (e) Applicable charges to the Participant's Account on or prior to that date; and

     (f) Annuity Conversion Amounts, on behalf of the Participant, on or prior to that date, plus any;

     (g) Interest credited to the Participant's Account balance in the Guaranteed Interest Division on or prior to that date.

4.2 INTEREST: LL&A will credit interest each day to the portion of the Participant's Account balance in the Guaranteed Interest Division, using the previous day's ending balance. The rate of interest credited each day, if compounded for three hundred sixty-five (365) days, yields the annual interest rate in effect for the day.

     LL&A will declare in advance a guaranteed interest rate which will be effective for all amounts in the Participant's Account balance in the Guaranteed Interest Division during the designated year. This rate will never be less than three percent (3%).

     LL&A may also declare in advance separate interest rate guarantees which are in excess of the guaranteed interest rate for some or all of the Participant's Account balance in the Guaranteed Interest Division for specific period(s) during the designated year.


Form No.: GAC 96-101 (NY)             13

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                   ARTICLE V - VARIABLE INVESTMENT DIVISION

5.1 PARTICIPANT'S ACCOUNT BALANCE IN THE VARIABLE INVESTMENT DIVISION: The Participant's Account balance in the Variable Investment Division is equal to the sum of the dollar value of a Participant's Account balance in each Sub-Account as of the end of a Valuation Period which will be equal to the product of:

     (a) The Participant's number of Accumulation Units as of the end of that Valuation Period; times

     (b)  The Accumulation Unit Value as of the end of that Valuation Period.

5.2 ACCUMULATION UNITS: The number of Accumulation Units a Participant has in a Sub-Account as of the end of any Valuation Period is the number of Accumulation Units the Participant had in that Sub-Account as of the end of the preceding Valuation Period; plus

     (a) The number of Accumulation Units attributable to amounts deposited to or transferred to that Sub-Account during the current Valuation Period; minus

     (b) The number of Accumulation Units attributable to amounts transferred from, converted to an annuity, removed as a charge, paid as a death benefit, or withdrawn from that Sub-Account during the current Valuation Period.

5.3 ACCUMULATION UNIT VALUE: The initial Accumulation Unit Value for each Sub-Account was set when the Sub-account was established. The Accumulation Unit Value may increase or decrease from one Valuation Period to the next. Subsequent Accumulation Unit Values are determined by multiplying:

     (a)  The Net Investment Factor for the current Valuation Period by;

     (b) The Accumulation Unit Value as of the end of the immediately preceding Valuation Period.

     For further information concerning Accumulation Unit Value, please consult the section in the prospectus for the Contract entitled "Determination of Accumulation Unit Value."

5.4 NET INVESTMENT FACTOR: The Net Investment Factor is used to measure the investment experience of a Sub-Account net of the Mortality and Expense Risk Charge as defined in Section 5.5. The Net Investment Factor for a Valuation Period is equal to (a) divided by (b) with the result multiplied by (c) and adjusted by the amount per share of any taxes which are incurred by LL&A because of the existence of the Sub-Account;


Form No.: GAC 96-101 (NY)             14

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     where (a) is;

          the net asset value per share of the underlying mutual fund held by the Sub-Account as of the end of the Valuation Period, plus;

          the amount per share of any dividend or capital gain distribution from the underlying mutual fund held by the Sub-Account during the Valuation Period,

     where (b) is;

          the net asset value per share of the underlying mutual fund held by the Sub-Account as of the end of the immediately preceding Valuation Period,

     where (c) is;

          one (1.00) minus the Annual Mortality and Expense Risk Charge shown in
          Section 1.6 to the n/365th power where n equals the number of calendar days since the immediately preceding Valuation Date.

5.5 MORTALITY AND EXPENSE RISK CHARGE: This charge is imposed to compensate LL&A for its assumption of mortality and expense risks under this Contract. This charge is shown on an annualized basis in Section 1.6 and is deducted on a daily basis as described in Section 5.4.


Form No.: GAC 96-101 (NY)             15

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           ARTICLE VI - TRANSFERS BETWEEN DIVISIONS AND SUB-ACCOUNTS

6.1 TRANSFERS DURING ACCUMULATION PERIOD: Participants may transfer all or part of their Account balance in any Division or Sub-Account to another Division or Sub-Account subject to the limitations stated in Section 1.4.

     You or the Participant must provide transfer requests to LL&A in a form acceptable to LL&A.

6.2 TRANSFERS DURING ANNUITY PERIOD: An Annuitant may not transfer any part of the Annuitant's Annuity Conversion Amount.


Form No.: GAC 96-101 (NY)             16

                  ARTICLE VII - WITHDRAWALS AND DISTRIBUTIONS

7.1 WITHDRAWALS DURING THE ACCUMULATION PERIOD: During the Accumulation Period, a Participant may withdraw from any or all Divisions, subject to the restrictions stated in Section 7.4, all or part of the Participant's Account balance in the Division or Sub-Accounts remaining after reductions for any applicable Annual Administration Charge (imposed on Total Withdrawals), premium taxes and outstanding loan, including the loan security thereon. Annuity Conversion Amounts are not considered withdrawals.

     The amount available for withdrawal is subject to all applicable law. Liquidation of the Participant's Account balance to meet the withdrawal amount will be made on a pro-rata basis from the Guaranteed Interest Division and the Sub-Accounts unless the Participant specifies otherwise. Amounts to be liquidated from the Guaranteed Interest Division will be withdrawn on a first-in first-out basis in the event that Contributions from different contribution periods earn different interest rates. The Contributions from the first contribution period will be withdrawn before Contributions from the second contribution period.

     All withdrawal requests must be submitted in a form acceptable to LL&A and must indicate the amount and the Division(s) from which the withdrawal is to be made.

     LL&A reserves the right to delay payment of Guaranteed Interest Division withdrawal amounts per Section 12.9.

7.2 TOTAL WITHDRAWALS: A Total Withdrawal of a Participant's Account will occur when a Participant who has no outstanding loans:

     (a)  requests the liquidation of his entire Account balance, or

     (b) requests an amount such that the amount requested results in a remaining Participant's Account balance being less than the applicable Annual Administration Charge as defined in Section 1.5; in which case, the request is treated as if it were a request for liquidation of the Participant's entire Account balance.

     The Participant's Active Life Certificate must be surrendered to LL&A when a Total Withdrawal of a Participant's Account occurs.

     A Participant refund under the Free-look provisions of Section 12.18 is not considered a Total Withdrawal under this Article.

7.3 PARTIAL WITHDRAWALS: A Partial Withdrawal of a Participant's Account will occur when:

     (a)  A Participant who has an outstanding loan makes a withdrawal; or

     (b) A Participant who has no outstanding loans, requests an amount less than a total withdrawal.


Form No.: GAC 96-101 (NY)             17

7.4 WITHDRAWAL REQUIREMENTS FOR SECTION 403(b) PLANS: Withdrawals are subject to the requirements set forth in Section 403(b) of the Code and regulations thereof.

     (a) Withdrawal Requests for Participants under Section 403(b) Plans Subject to Title I of ERISA: You must make withdrawal requests on behalf of Participants. All withdrawal requests will require Your written authorization and written documentation specifying the portion of the Participant's Account balance which is available for distribution to the Participant.

     (b) Withdrawal Requests for Participants under Section 403(b) Plans not Subject to Title I of ERISA: Any portion of the Participant's Account balance that has been recorded by LL&A as a salary reduction Contribution made and/or earnings credited prior to January 1, 1989 (including transferred amounts recorded as such pursuant to Section 3.4), may be withdrawn for any reason. Any portion of the Participant's Account balance that has been recorded by LL&A as a salary reduction Contribution made and/or earnings credited after December 31, 1988 (including transferred amounts recorded as such pursuant to Section 3.4), are subject to the withdrawal restrictions stated in Section 403(b) of the Code. Participants must certify to LL&A (and provide supporting information, if requested), that an event permitting withdrawal has occurred and that LL&A may rely on such representation in granting the withdrawal request.

7.5 MINIMUM DISTRIBUTION REQUIREMENTS FOR SECTION 403(b) PLANS: Section 403(b)(10) of the Code and regulations thereunder require that distributions be made from this Contract in a manner which satisfies requirements similar to the requirements of Section 401(a)(9) including the incidental death benefit requirements of Section 401(a)(9)(G).

     Section 401(a)(9) requires that:

     (a) the Participant's Account be distributed not later than the required beginning date; or

     (b) the Participant's Account be distributed not later than the required beginning date, over the life of the Participant or over the lives of the Participant and a designated Beneficiary.

     A Participant may choose to have the Participant's Account distributed in one of the following manners:

     (a)  As a lump sum payment;

     (b) As an annuity meeting the requirements of Section 401(a)(9) of the Code;

     (c) As an annual distribution where the amount distributed each calendar year is at least an amount equal to the quotient obtained by dividing:
          (a) the amount of the Participant's Account required to be distributed as of December 31 of the calendar year immediately preceding the calendar year for which the distribution is being


Form No.: GAC 96-101 (NY)             18
          made; by (b) the life expectancy of the Participant, or the life expectancy of the Participant and the Beneficiary; or

     (d)  A combination of the above.

     With respect to (c) and (d) above, the life expectancy of the Participant and a surviving spouse Beneficiary may be recalculated, but not more frequently than annually. A non-spouse Beneficiary's life expectancy may not be recalculated.

7.6 LIMITATIONS ON WITHDRAWALS FROM THE GUARANTEED INTEREST DIVISION: A Participant may make a withdrawal from the Guaranteed Interest Division for a specified percentage of their Participant's Account balance based on the following schedule:

     (a)  WHEN A WITHDRAWAL IS                         THE PERCENTAGE OF
          REQUESTED AND ONE OR                         THE PARTICIPANT'S
          MORE OF THE FOLLOWING                        ACCOUNT BALANCE
          CONDITIONS IS MET:                           AVAILABLE IS:

          The Participant has died                          100%

          The Participant has incurred                      100%
          a disability for which he is
          receiving Social Security
          payments

          The Participant has attained age                  100%
          fifty-nine and one-half (59 1/2)

          The Participant has separated from                100%
          service with the Contractholder

          The Participant has demonstrated                  100%
          a financial hardship need

          The Participant has separated from                100%
          service with the Contractholder
          and is age fifty-five (55)

     (b) In addition, during any one (1) calendar year, a Participant may make one (1) withdrawal or transfer from the Guaranteed Interest Division in an amount not to exceed twenty percent (20%) of the Guaranteed Interest Division Account balance. Any Participant stating their intention to liquidate their Guaranteed Interest Division Account balance, however, may make one (1) withdrawal or transfer for five (5) consecutive calendar years from their Guaranteed Interest Division Account balance in the following percentage:


Form No.: GAC 96-101 (NY)             19

                                            Percentage of
                 Year Request Received      Guaranteed Interest
                        by LL&A             Division Available

                           1                     20%
                           2                     25%
                           3                     33 1/3%
                           4                     50%
                           5                    100%

          The five (5) consecutive withdrawals or transfers may not be submitted more frequently than twelve (12) months apart. LL&A also reserves the right to require that any Participant stating their intention to liquidate their Guaranteed Interest Division Account balance stop contributions to the Contract.

     (c) There are no limitations on withdrawals from the Variable Investment Division.

     LL&A may request any reasonable proof necessary to verify that the withdrawal meets the conditions described above in Section 7.6(a). However, all financial hardship withdrawals will require the Contractholder's written documentation authorizing such request.

7.7 SYSTEMATIC WITHDRAWAL OPTION: Any Participant who: (a) is at least age fifty-nine and one-half (59 1/2), or (b) is disabled and receiving Social Security disability benefits, or (c) is separated from service with the Contractholder may elect this option.

     A Participant must also have a vested Participant Account balance of at least ten thousand dollars ($10,000) of pre-tax Contributions under this Contract at the date of the election.

     Amounts held for a spousal payee under a Qualified Domestic Relations Order
     (QDRO) shall be recognized as eligible for the Systematic Withdrawal Option. Any spousal payee who wishes to elect this distribution option must also meet the minimum ten thousand dollar ($10,000) Account balance requirement and either the age or disability requirement as discussed above.

     A Participant may elect to receive monthly, quarterly, semi-annual, or annual payments in a flat amount or payments on a monthly basis for an interest equivalency amount. An interest equivalency amount is an approximation of the interest earned between each payment period based upon the interest rate in effect at the beginning of each respective payment period. This amount will be determined by LL&A. (See Attachment I for illustration.) A Participant may change the frequency, payment type, or payment amount of his Systematic Withdrawal Option by submitting a request in writing on a form acceptable to LL&A. A Participant may make such a change only once during each calendar year.

     A Participant may at any time direct LL&A to cease payments under this option provided the request is made in writing. A Participant who chooses to stop receiving systematic withdrawals may not request that any systematic withdrawal payments begin again until the next calendar year.


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

     Systematic withdrawals shall be withdrawn from amounts allocated to the Guaranteed Interest Division of the Participant's Account balance. If the balance of the Guaranteed Interest Division is not sufficient to meet the payment amount requested, the Participant, in writing, may direct LL&A on a form acceptable to LL&A to transfer the appropriate amount to the Guaranteed Interest Division; otherwise, such payment will cease.

     LL&A will deduct the Systematic Withdrawal Set-Up Charge indicated in
     Section 1.10 from the Participant's Account balance each time a Systematic Withdrawal Option is established.

     Payments under this option shall stop upon the earliest of the following events:

     (a) On the date of the Participant's death. A Beneficiary who is a spouse may elect this option by requesting it in writing on a form acceptable to LL&A, unless election of this form of benefit would violate any other requirements of this Contract. The spousal Beneficiary must meet the ten thousand dollar ($10,000) minimum Account balance requirement prior to electing the Systematic Withdrawal Option; or

     (b) When there is an insufficient Participant Account balance after deducting the Annual Administration Charge, if any, to pay the amount requested; or

     (c) The Participant fails to meet the requirements of the Systematic Withdrawal Option as outlined above in the first (1st) paragraph of this Section.

     If a disabled or terminated Participant, who is currently receiving a Systematic Withdrawal Option payment, returns to service with the Contractholder, the Contractholder or Participant must notify LL&A in writing within thirty (30) days from the date of return to service. LL&A reserves the right to discontinue the Systematic Withdrawal Option payment under these circumstances.

     If a Participant wishes to exercise this option under another LL&A Annuity Contract, such request shall be considered separate from this Contract and shall follow the Systematic Withdrawal Option rules under that Annuity Contract, if permitted.

     LL&A may, at its option, discontinue the Systematic Withdrawal Option under this Contract at any time provided You are given at least thirty (30) days advance written notice.

7.8 DIRECT ROLLOVER OPTION: Beginning January 1, 1993, a Participant or Beneficiary may elect this option for any distribution that qualifies as an Eligible Rollover Distribution as defined by Section 402(c) of the Code and that meets all the following requirements:

     (1) The distribution must be paid directly to either a single Individual Retirement Account or to a single Tax Deferred Annuity. The check, wire, or other form of remittance shall be made payable to the trustee, custodian, or financial institution sponsoring the Individual Retirement Account or Tax Deferred Annuity. The form of remittance will not be an instrument that can be negotiated by the Participant.


Form No.: GAC 96-101 (NY)

     (2) The Participant must provide, in a form acceptable to LL&A, all information necessary to make the payment to an Individual Retirement Account or Tax Deferred Annuity.

     (3) The Participant or Beneficiary may not revoke a request for payment under this option for any payment after LL&A has received a written request for a direct rollover.




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                                      22

                         ARTICLE VIII - DEATH BENEFITS

8.1 DEATH BENEFIT DURING THE ACCUMULATION PERIOD: If death of the Participant occurs during the Accumulation Period, LL&A will pay the Beneficiary, if one is living, the greater of the following amounts:

     (a) The sum of all Contributions, less any Net Withdrawal Amounts, any outstanding loan (including principal and due and accrued interest) and Annuity Conversion Amounts, or

     (b) The Participant's Account balance less any outstanding loan (including principal and due and accrued interest).

     LL&A will calculate the Death Benefit as of the end of the Valuation Period during which it receives both satisfactory notification of the Participant's death, pursuant to Section 8.2, and the election of a form of benefit pursuant to Section 8.3. If no election is made pursuant to Section
     8.3 within sixty (60) days following LL&A's receipt of satisfactory notice of death, the Death Benefit will be calculated as of the end of the Valuation Period during which that sixtieth (60th) day occurs.

     If LL&A makes a withdrawal payment pursuant to a Participant request prior to receiving notice that the Participant has died, but subsequent to the Participant's death, LL&A will deduct that payment from each of (a) and (b) above in calculating the Death Benefit.

8.2 NOTIFICATION OF DEATH: LL&A must be notified of a Participant's death no later than six (6) months from the Participant's date of death in order for the Beneficiary to receive the Death Benefit amount described in Section 8.1(a) above. The six (6) month period may be extended in situations where giving notice was not possible. Such notification must be in a form satisfactory to LL&A. Beneficiaries for whom notification of a Participant's death is received more than six (6) months after the Participant's date of death shall receive the Death Benefit amount described in Section 8.1(b) above.

8.3 PAYMENT OF DEATH BENEFIT: Within sixty (60) calendar days after LL&A receives satisfactory notification of the Participant's death, the Beneficiary must make an election to have the Death Benefit applied in one of the following ways:

     (a)  As a lump sum payment to the Beneficiary; or

     (b) Towards an annuity to be distributed in substantially equal installments over the life expectancy of the Beneficiary or a period certain not exceeding the life expectancy of the Beneficiary; or

     (c)  A combination of the above.


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                                      23

     A Beneficiary who does not make an election pursuant to this section within sixty (60) days after LL&A receives notification of the Participant's death will receive a lump sum payment calculated in accordance with Section 8.1(b) above.

     If the Beneficiary is someone other than the spouse of the deceased Participant, the Code provides that the Beneficiary may not elect an annuity which would commence later than December 31st of the calendar year following the calendar year of the Participant's death. If a non-spousal Beneficiary elects to receive payment in a single lump sum, such payment must be received no later than December 31st of the fourth (4th) calendar year following the calendar year of the Participant's death.

     If the Beneficiary is the surviving spouse of the deceased Participant, under the Code, distributions are not required to begin earlier than December 31st of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2). If the surviving spouse dies before the date on which annuity distributions commence, then, for purposes of the Death Benefit, the surviving spouse shall be deemed to be the Participant.

     If there is no living named Beneficiary on file with LL&A at the time of a Participant's death, LL&A will pay the Death Benefit to the Participant's estate in a single lump sum upon receipt of satisfactory proof of the Participant's death, but not later than December 31st of the fourth (4th) calendar year following the calendar year of the Participant's death. Valuation of the Death Benefit shall occur as of the end of the Valuation Period during which due proof of the Participant's death is received by LL&A.

8.4 DEATH DURING THE ANNUITY PERIOD: If the Annuitant dies during the Annuity Period, the Beneficiary, if any, or the Annuitant's estate will receive the amount payable, if any, according to the in-force annuity options. Any remaining Participant's Account balance will be paid in accordance with the provisions of this Article.


Form No.: GAC 96-101 (NY)

                            ARTICLE IX - ANNUITIES

9.1 ELECTION OF ANNUITY OPTION: A Participant eligible to receive a distribution under the Code or a Beneficiary of a deceased Participant may notify LL&A in writing in a form acceptable to LL&A that the Participant or the Beneficiary is electing to convert all or part of the Participant's Account balance or Death Benefit to an annuity option available under this Contract. Upon being notified of such an election, LL&A shall calculate the amount to be converted to an annuity as either the Participant's Account balance, or a portion thereof, or the Death Benefit as of the initial Annuity Payment Calculation Date, as appropriate, less the charge for premium taxes, if any.

     If the Participant's Account balance or the Beneficiary's Death Benefit is less than two thousand dollars ($2,000) or if the amount of the first scheduled payment is less than twenty dollars ($20), LL&A may, at its option, cancel the annuity and pay the Participant or Beneficiary his entire Account balance or Death Benefit in a lump sum.

9.2 GUARANTEED ANNUITY: The payment amount is determined by dividing the Annuitant's Annuity Conversion Amount in the Guaranteed Interest Division as of the initial Annuity Payment Calculation Date by the applicable Annuity Conversion Factor as defined in Section 9.4.

9.3 VARIABLE ANNUITY: The initial payment amount of the Annuitant's Variable Annuity for each Sub-Account is determined by dividing his Annuity Conversion Amount in each Sub-Account as of the initial Annuity Payment Calculation Date by the applicable Annuity Conversion Factor as defined in
     Section 9.4.

     The amount of the Annuitant's subsequent Variable Annuity payment for each Sub-Account is determined by:

     (a) Dividing the Annuitant's initial Variable Annuity payment amount by the Annuity Unit Value for that Sub-Account selected for his interest rate option as described in Section 9.4 as of his initial Annuity Payment Calculation Date; and

     (b) Multiplying the resultant number of annuity units by the Annuity Unit Values for the Sub-Account selected for his interest rate option for his respective subsequent Annuity Payment Calculation Dates.

          The Annuity Unit Values for each Sub-Account were initially set at ten dollars ($10), except for the Index Account which was set at nine and nine hundred six one thousands ($9.9060) of a dollar, for each interest rate option. Each subsequent Annuity Unit Value for the Sub-Account selected for an interest rate option is determined by:

     (c) Multiplying the Net Investment Factor for the Valuation Period which ends on the subsequent Valuation Date by the Annuity Unit Value for the Sub-Account selected as of the end of the immediately preceding Valuation Period; and


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                                      25

     (d) dividing this resultant number by one (1.00) plus the interest rate to the n/365th power, where n is the number of days in the Valuation Period.

     The expenses actually experienced or the mortality actually experienced by LL&A shall not adversely affect the dollar amount of Variable Annuity payments to any Annuitant for whom Variable Annuity payments have commenced.

9.4  BASIS OF ANNUITY CONVERSION FACTORS:

     Annuity benefits at their time of commencement will not be less than those that would be provided by the application of an amount to purchase any single consideration immediate annuity contract offered by LL&A at the time to the same class of Annuitants.

     (a) Guaranteed Annuities - The maximum Annuity Conversion Factors which may be used by LL&A under this Contract are based on the 1983 Individual Annuity Mortality Table, set back four (4) years, and an interest rate of three percent (3.0%). From time to time, lower conversion factors may be used by LL&A. (Lowering the conversion factor will increase the amount of the annuity payment.)

     (b) Variable Annuities - The Annuity Conversion Factors which are used to determine the initial payments are based on the 1983 Individual Annuity Mortality Table, set back four (4) years, and an interest rate in an integral percentage ranging from zero to six percent (0 to 6.00%) as selected by the Annuitant.

9.5  ANNUITY OPTIONS:  The following annuity options are available:

     (a)  Life
     (b)  Life with payments guaranteed for ten (10), fifteen (15) or twenty
          (20) years
     (c)  Joint and Survivor
     (d)  Payments guaranteed for ten (10), fifteen (15) or twenty (20) years
     (e)  Other offered by LL&A.

     To the extent option (d) is elected for a Variable Annuity, the Annuitant may request at any time during the payment period that the present value of any remaining installments be paid in one lump sum.

9.6 RETIRED LIFE CERTIFICATE: Once an annuity option is selected by a Participant, or the Beneficiary of a deceased Participant, LL&A will issue to the Annuitant an appropriate Certificate evidencing LL&A's obligations.


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                                      26

                               ARTICLE X - LOANS

10.1 GENERAL: During a Participant's Accumulation Period, the Participant, if permitted by the applicable Section 403(b) Plan, may apply for a loan under this Contract by completing a loan application available from LL&A. Loans are secured by the Participant's Account balance in the Guaranteed Interest Division.

10.2 RESTRICTIONS ON LOAN AMOUNT: The maximum amount of each loan, when added to the outstanding balance of all other loans to the Participant, shall not exceed the lesser of:

     (a) fifty thousand dollars ($50,000) reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one (1) year period ending on the day before the date on which such loan is made, minus the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

     (b) if the Plan is not subject to Title I of ERISA, the greater of (i) ten thousand dollars ($10,000) and (ii) one-half (1/2) of the present value of the vested benefits of the Participant under such plan, or

     (c) if the Plan is subject to Title I of ERISA, one-half (1/2) of the present value of the vested benefits of the Participant under such plan.

     Additionally, the initial amount of a Participant's loan may not exceed ninety percent (90%) of the Participant's Account balance in the Guaranteed Interest Division.

     The term of the loan shall not exceed five (5) years unless the loan is used to acquire or construct the principal residence of the Participant. Level amortization of the loan (with payments not less frequently than quarterly) is required over the term of the loan.

     The above terms are subject to the restrictions imposed under Section 72(p) of the Code, as it may be amended from time to time.

10.3 MINIMUM LOAN AMOUNT: The initial amount of a loan must be at least one thousand dollars ($1,000).

10.4 NUMBER OF LOANS OUTSTANDING: A Participant may have only one (1) loan outstanding at any time and may not establish more than one (1) loan in any six (6) month period. However, a Participant may renegotiate an outstanding loan balance once during, the term of the loan.

10.5 LOAN INTEREST RATE: The initial interest rate on a loan will be the lesser of (a) the rate being credited in the Guaranteed Interest Division as of the date of the loan, plus one percent (1%), and (b) the Moody's Corporate Bond Yield Average, rounded to the nearest five basis points (0.05%) for the first month in the calendar quarter which precedes the date of the loan.


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                                      27

     The loan interest rate will remain fixed for the term of the loan, unless the initial interest rate on a hypothetical new loan to the Participant would be lower than the Participant's actual loan rate by more than fifty basis points (0.50%). In such case, the loan interest rate will be reduced to such lower rate as of the first day that such lower rate would hypothetically be effective but in no event will it decrease less than the guaranteed minimum interest rate of three percent (3%) as specified in
     Section 4.2

10.6 EFFECT OF LOAN ON PARTICIPANT'S ACCOUNT: When a Participant takes a loan, LL&A will subdivide his Participant's Account balance in the Guaranteed Interest Division by establishing a loan reserve account in an amount initially equal to the initial loan amount. Funds held in the loan reserve account are held as security for the loan and will accrue interest at a rate which is three percent (3.0%) below the loan interest rate but will never be less than the minimum interest rate of three percent (3.0%) as specified in Section 4.2. To the extent that the loan interest rate is subsequently reduced, the rate credited to funds in the loan reserve account will also be reduced in order to maintain the three percent (3.0%) differential. As the Participant makes repayments to LL&A on the loan, an amount equal to the principal component of the repayment, plus the interest accrued in the loan reserve account, will be transferred from his loan reserve account back to his Participant's Account balance in the Guaranteed Interest Division.

10.7 DEFAULT IN LOAN REPAYMENT: If a Participant fails to make any principal and interest payment within ninety (90) days of the payment due date, the entire outstanding loan balance will be in default. For tax purposes, a default will be treated as a withdrawal of contributions under the Contract. The Participant may elect to repay the outstanding loan principal and interest until such time as the original loan term ends.

10.8 LOAN FORECLOSURE: LL&A will foreclose on a loan in default by liquidating the value in the Participant's Guaranteed Interest Division to pay off the loan. The amount liquidated shall equal the sum of the outstanding loan balance which includes unpaid principal and interest due and accrued.

     In no event shall the amount liquidated exceed the Participant's value in the Guaranteed Interest Division.

     As provided for by Federal tax law, LL&A may foreclose on the loan as soon as one or more of the following events has occurred:

     (a)  the Participant has attained age fifty-nine and one-half (59-1/2);
     (b)  the Participant has died;
     (c) the Participant has incurred a disability for which he is receiving Social Security payments;
     (d)  the Participant has separated from service with the Contractholder; or
     (e)  the Participant has a financial hardship.

     However, in no event will LL&A foreclose on a loan in default until the original loan term ends.


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                                      28

     LL&A will notify the Participant at least thirty-one (31) days in advance of the effective date of such Loan Foreclosure to provide the Participant an opportunity to take action to remove the loan from its default status.

     On the effective date of such Loan Foreclosure, LL&A will deduct from the Participant's loan reserve account and from his Participant's Account balance in the Guaranteed Interest Division an amount sufficient to pay off the loan principal and interest due and accrued.

10.9 DEFERRAL PERIODS: LL&A may defer the payment of a loan for a period permitted by the law of the state in which this Contract was delivered but not more than six (6) months after a written request for the loan was received.


Form No.: GAC 96-101 (NYA)

            ARTICLE XI - DISCONTINUANCE AND TERMINATION OF CONTRACT


11.1 CONTRACT DISCONTINUANCE BY CONTRACTHOLDER: You may discontinue this Contract by written notice to LL&A. This Contract will be deemed discontinued on the later of the date You specify or the date the written notice is received by LL&A.

11.2 CONTRACT DISCONTINUANCE BY LL&A: LL&A may, at its option, discontinue this Contract in whole or in part if (a) You fail to meet the Minimum Contribution Amount specified in Section 1.1 or (b) a modification in this Contract is necessary in order to comply with Federal or State requirements, including the Employee Retirement Income Security Act of 1974, and You refuse to accept a substantially similar contract offered by LL&A that incorporates such modification. Discontinuance pursuant to this Section shall be effective as of a date specified by LL&A, provided You are given at least thirty-one (31) days advance written notice in which to cure any remediable defaults. Discontinuance by LL&A supersedes any date established under Section 11.1.

11.3 EFFECT OF DISCONTINUANCE: As of the date this Contract is discontinued under either 11.1 or 11.2 above:

       (a)  No further Contributions will be accepted by LL&A.

       (b) Participants will be allowed to request withdrawals subject to the restrictions set forth in Section 403(b) of the Code and regulations thereof.

       (c) Participants will be allowed to request transfers from each Sub-Account of the Variable Investment Division to the Guaranteed Interest Division. Transfers from the Guaranteed Interest Division to the Variable Investment Division are not allowed. Transfers among the Sub-Accounts of the Variable Investment Division are not allowed.

       (d)  Participants will not be allowed to request loans.

       (e) LL&A will send written notice to each Participant's last known address stating that the Contract is discontinued and that the Participant's remaining Account balance will be distributed in a lump sum payment at the earlier of:

            (1) the Participant's attainment of age fifty-nine and one-half (59 1/2), or
            (2)  separation from service, or
            (3) the date the Participant directs LL&A to transfer the entire value of the Participant's Account to another 403(b) funding vehicle.

11.4 CONTRACT TERMINATION: This Contract will terminate when there are no Participant Account balances under this Contract.


Form No.: GAC 96-101 (NY)
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

                       ARTICLE XII - GENERAL PROVISIONS

12.1 CONTRACT: This Contract, together with Your attached Application and any riders, constitutes the entire Contract between You and LL&A. LL&A is not a party to any Plan document, and is not responsible for the validity of any Plan or actions taken by You under that Plan. The terms of this Contract shall govern with respect to the rights and obligations of LL&A, notwithstanding any contrary provisions or conditions of any trust or plan.

       LL&A may rely on any action or information provided by You under the terms of this Contract and shall be relieved and discharged from any further liability to any party in acting at the direction and upon the authority of You. All statements made by You shall be deemed representations and not warranties.

12.2 DEACTIVATION: LL&A may prohibit new Contributions and/or new Participants under this Contract when LL&A discontinues accepting new Contributions and/or new Participants for the class of Contractholders covered by this Contract. This is termed deactivation. LL&A may deactivate this Contract for the following reasons: (1) fewer than one hundred (100) Participants are covered by the Contract for the entire prior twelve (12) month period; or (2) LL&A discontinues offering this Contract form to the public. LL&A will give You not less than ninety (90) days notice of the date of deactivation.

12.3 CONTRACT AMENDMENTS: LL&A may amend this Contract at any time by amendment or replacement. Such amendments will not, without Your consent, adversely alter (a) the minimum interest rate set forth in Section 4.2,
       (b) the maximum annuity conversion factors under Section 9.4, or (c) the amount or terms of any annuity benefit already selected under Section 9.1 prior to the effective date of the change. No change in this Contract will adversely affect the rights of a Participant with respect to Contributions received or annuities purchased before the effective date of the change unless:

       (a) Such amendments are made in order to comply with rulings, regulations and laws applicable to the program provided by this Contract; or

       (b)  Your consent to the Amendment is obtained.

       LL&A will give You not less than ninety (90) days notice prior to the effective date of any change made in accordance with this Section.

12.4 CONTRACT INTERPRETATION: Whenever the context so requires, the plural includes the singular, the singular the plural and the masculine the feminine.


Form No.: GAC 96-101 (NY)
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

12.5 INFORMATION, REPORTS AND DETERMINATIONS: You shall furnish LL&A with such facts and information as LL&A may require for the administration of this Contract, including, upon request, the original or photocopy of any pertinent records You keep. All information that You furnish to LL&A pursuant to this Contract, shall be legible, accurate and satisfactory in form to LL&A. Such information shall be sent to a location designated by LL&A.

       You shall make any determination required under this Contract pursuant to the terms of the Contract or required under ERISA and shall report that determination in writing to LL&A. Such determination shall be conclusive for the purpose of this Contract. LL&A shall be fully protected in relying on the reports and other information furnished by You and need not inquire as to the accuracy or completeness of such reports and information.

12.6 MISSTATEMENTS: If LL&A provides a benefit under this Contract based upon misstated or omitted information, including but not limited to misstatement of age, LL&A will make adjustments to the benefit to reflect the correct information using an interest rate of six percent (6%) per annum. LL&A is relieved and discharged from any liability and responsibility with respect to benefits provided in reliance upon information You furnish.

12.7 ASSIGNMENT: You may not assign this Contract without LL&A's prior written consent. A Participant or Beneficiary under this Contract may not, unless permitted by law, assign or encumber any payment due under this Contract.

12.8 MARKET EMERGENCIES: If transactions are to be made to or from the Variable Investment Division, LL&A may not suspend the right of redemption or delay payment for more than seven (7) calendar days after tender for redemption, except for (1) any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings);
       (2) any period when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit Value is not reasonably practicable; or (3) for such other periods as the Securities and Exchange Commission by order may permit for the protection of the Participants.

12.9 DEFERRAL PERIODS: If a withdrawal is to be made from the Guaranteed Interest Division, LL&A may defer the payment for the period permitted by the law of the state in which this Contract was delivered but not more than six (6) months after a written election is received by LL&A. During the period of deferral, interest at the then current interest rate(s) will continue to be credited to a Participant's Account in the Guaranteed Interest Division.

12.10 DEDUCTIONS FOR PREMIUM TAXES: LL&A will deduct from Participant Account balances any premium tax levied as a result of the existence of Participant Accounts by any state or other governmental entity.


Form No.: GAC 96-101 (NY)

12.11 FACILITY OF PAYMENT: If any person is, in the judgment of LL&A, physically or mentally incapable of personally receiving and giving a valid receipt for any payment due him under this Contract, LL&A may, unless and until claim shall have been made by a duly appointed legal guardian or conservator of the person and property of such person, make such payment or any part thereof to such other person or institution which, in the judgment of LL&A, is then contributing toward or providing for the care and maintenance of such person. In no event will any such payment exceed the maximum allowed under the applicable law of the state in which this Contract is delivered. Such payment shall fully discharge LL&A of its obligations to the extent of the payment.

       LL&A will make any payment which has become due to a Participant or an Annuitant and has not been paid prior to his death, to the Participant's Beneficiary or Beneficiaries, his executors or administrators. If no Beneficiary or personal representative has been named, LL&A may make payment to any one or more of the surviving members of the following classes of relatives; spouse, children, grandchildren, brothers, sisters, and parents. Such payment shall fully discharge LL&A for all liability to the extent of the payment.

12.12 EVIDENCE OF SURVIVAL: When a benefit payment is contingent upon the survival of any person, evidence of such person's survival must be furnished to LL&A, either by such person's endorsement of the check drawn for such payment, or by other satisfactory means.

12.13 NON-WAIVER: The failure on LL&A's part to perform or insist upon the strict performance of any provision or condition of this Contract shall neither constitute a waiver of LL&A's rights to perform or require performance of such provision or condition, nor stop LL&A from exercising any other rights it may have in such provision, condition, or otherwise in this Contract or any Plan.

12.14 RECEIPT OF NOTICE: Whenever LL&A receives information establishing any right or conferring any benefit upon any Participant or Beneficiary, such receipt shall be deemed to take place on any Business Day that such information is received.

12.15 SEPARABILITY OF PROVISIONS: If any provision of this Contract is determined to be invalid, the remainder of the provisions shall remain in full force and effect.

12.16 THE SEPARATE ACCOUNT: The Separate Account is registered and operated as a Unit Investment Trust under the Investment Company Act of 1940. As such, the assets of each Sub-Account are invested in a registered management investment company (mutual fund).

       The Separate Account will be legally separated from LL&A's other accounts. The Separate Account's assets will, at the time during the year that adjustments in the reserves are made, have a value of at least equal to the reserves and other contract liabilities with respect to the Separate Account, and at all other times, will have a value approximately equal to, or in excess of, such reserves and liabilities. The portion of the assets having a value equal to, or approximately equal to, the reserves and contract liabilities will not be chargeable with liabilities arising out of any other business which LL&A may conduct.

       LL&A reserves the right, subject to compliance with applicable law, including approval by


Form No.: GAC 96-101 (NY)
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

       You or the Participants if required by law, (1) to create additional Sub-Accounts, (2) to combine or eliminate Sub-Accounts, (3) to transfer assets from one Sub-Account to another, (4) to transfer assets to the General Account and other separate accounts, (5) to cause the deregistration and subsequent re-registration of the Separate Account under the Investment Company Act of 1940, (6) to operate the Separate Account under a committee and to discharge such committee at any time,
       (7) to eliminate any voting rights which You or Participants may have with respect to the Separate Account, (8) to amend the Contract to meet the requirements of the Investment Company Act of 1940 or other federal securities laws and regulations, (9) to operate the Separate Account in any form permitted by law, (10) to substitute shares of another fund for the shares held by a Sub-Account, and (11) to make any change required by the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or the Securities Act of 1933, to the extent not provided in
       Section 12.3.

12.17 PAYMENT OF BENEFITS: LL&A shall make payment of benefits under this Contract directly to a Participant or Beneficiary at the last known address on file with LL&A.

12.18 FREE-LOOK PERIOD: A Participant will receive an Active Life Certificate upon LL&A's receipt of a duly completed participation enrollment form. If the Participant chooses not to participate under this Contract, he may exercise his Free-look right by sending a written notice to LL&A that he does not wish to participate under this Contract within ten (10) days after the date the Certificate is received by the Participant. For purposes of determining the date on which the Participant has sent written notice, the postmark date will be used.

       If a Participant exercises his Free-look right in accordance with the foregoing procedure, LL&A will refund in full the Participant's aggregate Contributions less aggregate withdrawals, or if greater, with respect to Contributions to the Variable Investment Division, the Participant's Account balance in the Variable Investment Division on the date the cancelled Certificate is received by LL&A.


Form No.: GAC 96-101 (NY)

                         SYSTEMATIC WITHDRAWAL OPTION


                                 ATTACHMENT I
                                 ------------



   The formula for the interest equivalency amount (IEA) is:

                          29.5/366
       IEA                     =  ACCT.BAL  x  ( (1 + I) - 1)

   WHERE:

       IEA is the Interest Equivalency Amount.

ACCT. BAL.     is the Participant's Account balance at
               the later of: the beginning of the contract year and the most recent date on which the credited interest rate changed.

       I is the interest rate currently being credited to the contract


       EXAMPLE: The Account balance at the beginning of the year is one hundred thousand dollars ($100,000) and the interest rate credited to the contract is six percent (6.00%). The Interest Equivalency Amount for each month of the current year is:

                                  29.5/366
          IEA  =  $100,000  x  (1.06 - 1)

               =  $470.76




Form No.: GAC 96-101 (NY)
                                      35